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                                                                    Exhibit 1(e)


                     PAINEWEBBER PACE SELECT ADVISORS TRUST

              CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY

     I, Keith A. Weller, Vice President and Assistant Secretary of PaineWebber PACE Select Advisors Trust ("Trust"), hereby certify that the board of trustees of the Trust duly adopted the following resolutions at a meeting held on February 13, 2002, that the changes effected by the resolutions shall become effective on April 8, 2002, and that the revised Schedule A attached to this certificate is a true copy of the Schedule A to the Trust's Trust Instrument that was approved by the board of trustees at its February 13, 2002 meeting to become effective on April 8, 2002:

          RESOLVED, that pursuant to Section 8 of Article X of the Trust's Amended and Restated Trust Instrument (the "Trust Instrument"), effective April 8, 2002, the name of the Trust be, and it hereby is, changed from "PaineWebber PACE Select Advisors Trust" to "UBS PACE Select Advisors Trust" and that the Trust Instrument be, and it hereby is, amended, effective April 8, 2002, as follows:

          The introductory paragraph of the Trust Instrument is amended to read as follows: "This AMENDED AND RESTATED TRUST INSTRUMENT is adopted on September 13, 2000, with respect to the business trust established by the Trustees on September 9, 1994 and previously named first PaineWebber Consulting Fund Product, then Managed Accounts Services Portfolio Trust and then PaineWebber PACE Select Advisors Trust, to establish a business trust for the investment and reinvestment of funds contributed to the Trust by investors. The Trustees declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to this Trust Instrument. The name of the Trust created by this Trust Instrument has been changed to UBS PACE Select Advisors Trust."

          Definition (m) in Article I of the Trust Instrument is amended to read as follows: "(m) "Trust" means UBS PACE Select Advisors Trust, and reference to the Trust, when applicable to one or more Series, refers to each such Series;".

          All other references in the Trust Instrument to "PaineWebber PACE Select Advisors Trust" are changed to "UBS PACE Select Advisors Trust."

          and be it further

          RESOLVED, that pursuant to Section 8 of Article X of the Trust's Trust Instrument, effective April 8, 2002, the names of the existing Series of the Trust shall be changed from "PACE Money Market Investments," "PACE Government Securities Fixed Income Investments," "PACE Intermediate Fixed Income Investments," "PACE Strategic Fixed Income Investments," "PACE Municipal Fixed Income Investments,"

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     "PACE Global Fixed Income Investments," "PACE Large Company Value Equity
     Investments," "PACE Large Company Growth Equity Investments," "PACE Small/Medium Company Value Equity Investments," "PACE Small/Medium Company Growth Equity Investments," "PACE International Equity Investments," and "PACE International Emerging Markets Equity Investments," to "UBS PACE Money Market Investments," "UBS PACE Government Securities Fixed Income Investments," "UBS PACE Intermediate Fixed Income Investments," "UBS PACE Strategic Fixed Income Investments," "UBS PACE Municipal Fixed Income Investments," "UBS PACE Global Fixed Income Investments," "UBS PACE Large Co Value Equity Investments," "UBS PACE Large Co Growth Equity Investments," "UBS PACE Small/Medium Co Value Equity Investments," "UBS PACE Small/Medium Co Growth Equity Investments," "UBS PACE International Equity Investments," and "UBS PACE International Emerging Markets Equity Investments," respectively, and be it further

          RESOLVED, that, effective April 8, 2002, Schedule A of the Trust Instrument be, and it hereby is, amended and restated to reflect the name changes of the above-referenced Series.


Dated: February 21, 2002          By: /s/ Keith A. Weller
                                      ------------------------------------------
                                      Keith A. Weller
                                      Vice President and Assistant Secretary


New York, New York (ss)

Subscribed and sworn to before me this 21st day of February, 2002.


/s/ Victoria Drake
----------------------------------------
Notary Public

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               Schedule A to Amended and Restated Trust Instrument
                         UBS PACE Select Advisors Trust

                (As Amended and Restated Effective April 8, 2002)

SERIES OF THE TRUST

UBS PACE Money Market Investments
UBS PACE Government Securities Fixed Income Investments
UBS PACE Intermediate Fixed Income Investments
UBS PACE Strategic Fixed Income Investments
UBS PACE Municipal Fixed Income Investments
UBS PACE Global Fixed Income Investments
UBS PACE Large Co Value Equity Investments
UBS PACE Large Co Growth Equity Investments
UBS PACE Small/Medium Co Value Equity Investments
UBS PACE Small/Medium Co Growth Equity Investments
UBS PACE International Equity Investments
UBS PACE International Emerging Markets Equity Investments


CLASSES OF SHARES OF EACH SERIES

An unlimited number of shares of beneficial interest has been established by the Board as Class P shares of the Series designated as UBS PACE Money Market Investments.

An unlimited number of shares of beneficial interest have been established by the Board as Class A shares, Class B shares, Class C shares, Class P shares and Class Y shares of each of the other Series listed above. The Class B shares of each Series consist of an unlimited number of Sub-Class B-1 shares, Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares. Each of the Class A shares, Class B shares, Class C shares, Class P shares and Class Y shares of a Series represents interests in the assets of only that Series and has the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Trust Instrument and as set forth below with respect to the Class B shares of the Series:

     1. Each Sub-Class B-1 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-1 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the sixth anniversary of the issuance of such Sub-Class B-1 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-1 shares occurred or (ii) for Sub-Class B-1 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-1 shares of an eligible UBS fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-1 shares (the "Sub-Class B-1 Conversion Date")).

     2. Each Sub-Class B-2 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-2 share, shall be converted

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          automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the fourth anniversary of the issuance of such Sub-Class B-2 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-2 shares occurred or (ii) for Sub-Class B-2 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-2 shares of an eligible UBS fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-2 shares (the "Class B-2 Conversion Date")).

     3. Each Sub-Class B-3 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-3 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the third anniversary of the issuance of such Sub-Class B-3 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-3 shares occurred or (ii) for Sub-Class B-3 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-3 shares of an eligible UBS fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-3 shares (the "Class B-3 Conversion Date")).

     4. Each Sub-Class B-4 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-4 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the second anniversary of the issuance of such Sub-Class B-4 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-4 shares occurred or (ii) for Sub-Class B-4 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-4 shares of an eligible UBS fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-4 shares (the "Class B-4 Conversion Date")).

     5. Each Sub-Class B-1, Sub-Class B-2, Sub-Class B-3 or Sub-Class B-4 share of a Series (which may be referred to collectively as "Class B shares") purchased through the reinvestment of a dividend or a distribution with respect to the corresponding sub-class of shares and the dividends and distributions on such shares shall be segregated in a separate sub-account on the stock records of the Series for each of the holders of record thereof. On any Class B-1 Conversion Date, Class B-2 Conversion Date, Class B-3 Conversion Date or Class B-4 Conversion Date (hereinafter referred to as a "Conversion Date"), a number of the shares held in the sub-account of the holder of record of the corresponding Class B shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series. The number of Class B shares in the holder's sub-

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          account so converted shall bear the same relation to the total number of corresponding Class B shares maintained in the sub-account on the Conversion Date as the number of Class B shares of the holder converted on the Conversion Date bears to the total number of the corresponding Class B shares of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B shares.

     6. The number of Class A shares into which Class B shares are converted shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.

     7. On the Conversion Date, the Class B shares converted into Class A shares will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion
          Date).

For purposes of the foregoing, the term "eligible UBS fund" includes any and all mutual funds for which UBS Global Asset Management (US) Inc. or an affiliate of UBS Global Asset Management (US) Inc. serves as investment adviser, investment manager or principal underwriter that offer shares that (i) have a contingent deferred sales charge imposed upon certain redemptions of such shares and (ii) are exchangeable with the Class B shares of the Series.


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